UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement Schedule 14A Information Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TYCO INTERNATIONAL LTD.

Freier Platz 10

CH-8200 Schaffhausen

Switzerland

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 10, 2010

This proxy statement supplement, dated March 8, 2010, supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on January 15, 2010 relating to the annual general meeting of stockholders of Tyco International Ltd. (the “Company”) to be held on Wednesday, March 10, 2010 at 3:00 p.m., Central European Time, at the Park Hyatt Zurich, Beethoven-Strasse 21, 8002 Zurich, Switzerland.  The purpose of this supplement is to provide additional information with respect to Proposal 5.b — Approval of Dividend in the Form of a Capital Reduction.  As stated in the Proxy Statement, Tyco’s Board of Directors has recommended that shareholders approve an annual dividend in the form of a capital reduction in an amount equal to CHF 0.85 per share, which, as of January 11, 2009, was the Swiss franc equivalent of $0.84 per share.  The Proxy Statement further stated that this amount may be adjusted based on the CHF/USD exchange rate in effect on March 8, 2010 so that the amount of the capital reduction is at least the Swiss franc equivalent of $0.84 on such date.  Based on the CHF/USD exchange rate in effect on March 8, 2010, the proposed amount of the capital reduction has been adjusted to CHF 0.90 per share, which is the Swiss franc equivalent of $0.84 per share on March 8, 2010.  As a result, the resolutions to be voted on at the Annual General Meeting with respect to Proposal 5.b are as follows:

1.               The share capital of the Company in the aggregate amount of CHF 3,642,642,767.60 shall be reduced by the amount of CHF 431,365,590.90 to CHF 3,211,277,176.70.

2.               The capital reduction shall be accomplished as follows:

a.               by reducing the par value per share from CHF 7.60 to CHF 6.70 in four steps, i.e. by CHF 0.22 to CHF 7.38 in the third fiscal quarter 2010, from CHF 7.38 by CHF 0.22 to CHF 7.16 in the fourth fiscal quarter 2010, from CHF 7.16 by CHF 0.23 to CHF 6.93 in the first fiscal quarter 2011 and from CHF 6.93 by CHF 0.23 to CHF 6.70 in the second fiscal quarter of 2011;

b.              by repayment of the respective partial reduction amounts of CHF 0.22 in May 2010, CHF 0.22 in August 2010, CHF 0.23 in November 2010 and CHF 0.23 in February 2011 per share to the shareholders; and

c.               before the second, third and fourth partial reduction a call to creditors in accordance with Article 733 of the Swiss Code of Obligations shall be made and an updated report in accordance with Article 732 paragraph 2 by the state supervised auditing enterprise shall be prepared.

3.               The aggregate reduction amount pursuant to Section 1 shall be increased by corresponding par value reductions on shares issued from authorized share capital or conditional share capital after the general meeting until registration of the last partial reduction in the Commercial Register.

4.               The board of directors is authorized to determine the application dates (e.g., the record and payment dates) of the partial reductions in the commercial register and the repayment procedure for the partial reduction amounts.

5.               Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to the Articles of Association:

English Version	German Version (authoritative)

Article 3. Share Capital

(1)   The share capital of the Company amounts to CHF 3,537,197,845.381/3,431,752,923.162/ 3,321,515,049.93 3/3,211,277,176.70[4] and is divided into 479,295,101 registered shares with a nominal value of CHF 7.381/7.162/6.933/6.70[4] per share. The share capital is fully paid-in.

Artikel 3: Aktienkapital

(1)   Das Aktienkapital der Gesellschaft beträgt CHF 3’537’197’845.38 1/3’431’752’923.162/ 3’321’515’049.93 3/3’211’277’176.70[4]  und ist eingeteilt in 479’295’101 Namenaktien im Nennwert von CHF 7.381/7.162/6.933/6.70[4] je Aktie. Das Aktienkapital ist vollständig liberiert.

Article 4. Authorized Share Capital for General Purposes

(1)   The Board of Directors is authorized to increase the share capital, on one or several steps until 12 March 2011, by a maximum amount of CHF 1,768,598,919.001/ 1,715,876,458.002/1,660,757,521.503/1,605,638,585.00[4] by issuing a maximum of 239,647,550(1)(2)(3)(4) fully paid up Shares with a par value of CHF 7.381/7.162/6.933/6.70[4] per share each.

Artikel 4: Genehmigtes Aktienkapital für allgemeine Zwecke

(1)   Der Verwaltungsrat ist ermächtigt das Aktienkapital in einem oder mehreren Schritten bis zum 12. März 2011 im Maximalbetrag von CHF 1’768’598’919.001/ 1’715’876’458.002/1’660’757’521.503/1’605’638’585.00[4] durch Ausgabe von höchstens 239’647’550(1)(2)(3)(4) vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 7.381/7.162/6.933/6.70[4] je Aktie zu erhöhen. Eine Kapitalerhöhung ist zulässig (i) durch Festübernahme durch ein Finanzinstitut, eine Gruppe von Finanzinstituten oder andere Drittparteien gefolgt von einem Angebot an die zu diesem Zeitpunkt existierenden Aktionäre sowie (ii) in Teilbeträgen.

Article 5. Conditional Share Capital for Bonds and Similar Debt Instruments

(1)   The share capital of the Company shall be increased by an amount not exceeding CHF 353,719,783.801/ 343,175,291.602/ 332,151,504.303/ 321,127,717.00[4] through the issue of a maximum of 47,929,510(1)(2)(3)(4) registered shares, payable in full, each with a nominal value of CHF 7.381/7.162/6.933/6.70[4] through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.

Artikel 5: Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung

(1)   Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 353’719’783.801/ 343’175’291.602/ 332’151’504.303/ 321’127’717.00[4] durch Ausgabe von höchstens 47’929’510(1)(2)(3)(4) vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 7.381/7.162/6.933/6.70[4] je Aktie erhöht durch die Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Instrumenten eingeräumt wurden oder werden, einschliesslich Wandelanleihen.

Article 6. Conditional Share Capital for Employee Benefit

(1)   The share capital of the Company shall be increased by an amount not exceeding CHF 353,719,783.801/ 343,175,291.602/ 332,151,504.303/ 321,127,717.00[4] through the issue of a maximum of 47,929,510(1)(2)(3)(4) registered shares, payable in full, each with a nominal value of CHF 7.381/7.162/6.933/6.70[4], in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.

Artikel 6: Bedingtes Aktienkapital für Mitarbeiterbeteiligungen

(1)   Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 353’719’783.801/ 343’175’291.602/ 332’151’504.303/ 321’127’717.00[4] durch Ausgabe von höchstens 47’929’510(1)(2)(3)(4) vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 7.381/7.162/6.933/6.70[4] je Aktie erhöht durch die Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern und Mitgliedern des Verwaltungsrates oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden.

(1)          Amendment to the Articles of Association to be made upon completion of the first partial reduction in May 2010, with specific numbers based on adjustments pursuant to Section 3 and the Articles of Association being dated March 10, 2010.

(2)          Amendment to the Articles of Association to be made upon completion of the second partial reduction in August 2010, with specific numbers based on adjustments pursuant to Section 3 and the Articles of Association being dated March 10, 2010.

(3)          Amendment to the Articles of Association to be made upon completion of the third partial reduction in November 2010, with specific numbers based on adjustments pursuant to Section 3 and the Articles of Association being dated March 10, 2010.

(4)          Amendment to the Articles of Association to be made upon completion of the fourth partial reduction in February 2011, with specific numbers based on adjustments pursuant to Section 3 and the Articles of Association being dated March 10, 2010.